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Cano Health Driving Long-Term Growth and Value Creation May 2023 1

Disclaimer GENERAL: This presentation (“Presentation”) is for informational purposes only to assist investors, prospective investors and other parties (“Recipients”) in making their own evaluation with respect to Cano Health, Inc. (“Cano Health” or the “Company”, “our” or words of similar import). The information contained herein does not purport to be all‐inclusive, and neither the Company nor any of its nor any of its respective affiliates, directors, officers, employees, agents, shareholders or advisors (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy, completeness, or reliability of the information contained in this Presentation. Certain information contained in this Presentation relates to or is based on studies, publications, surveys, and the Company’s own internal estimates and research. To the extent available, the industry, market and competitive position data contained in this Presentation are sourced from official or third-party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. The Company has not independently verified the data contained therein. In addition, certain of the industry, market and competitive position data contained in this Presentation may be sourced from the Company’s own internal estimates based on the knowledge and experience of the Company’s management in the markets in which the Company operates. This data and its underlying methodology and assumptions have not been verified by any independent source for accuracy or completeness and are subject to change without notice. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this Presentation. In addition, certain data and other information included in this Presentation are based on a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. The Company has not yet completed its quarter and year-end financial close processes for the quarter and year ended December 31, 2022. The preliminary, estimated financial results presented herein have not been audited and are based on information currently available to the Company. Accordingly, such results are subject to revision as a result of the Company’s completion of its normal quarter and year-end accounting closing procedures, including customary reviews and approvals, completion by the Company's independent registered public accounting firm of its audit of such financial statements, asset recoverability accounting analysis, the execution of its internal controls over financial reporting, final adjustments and other developments arising between now and the time that our financial results for the three months and year ended December 31, 2022 are finalized. As such, the Company's actual results may materially vary from the preliminary results presented in this Presentation. FORWARD-LOOKING STATEMENTS: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. These forward- looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import, including, without limitation, (i) our belief that we have a strong foundation for value creation, a clear path for sustainable profitability and an experienced and Independent Board committed to taking necessary action, as well as a clear strategy to drive value creation for all stockholders and our expected benefits from implementing our business strategies and plans, such as improving our cost structure, including our plans to reduce annual SG&A expenses by $70 million in 2023, improving our operating cash flow, simplifying and optimizing our business model, optimizing our management and governance, improving and accelerating our earnings trajectory, achieving long-term sustainable growth and profitability, and building long-term value; (ii) our belief that with a track record of industry-leading clinical outcomes and patient engagement, we are uniquely positioned to capture additional share of a compelling market opportunity and help patients live longer and healthier lives; (iii) our plans to accelerate our path to positive free cash flow to reduce long-term debt and leverage ratios, as part of our long-term capital management strategy; (iv) our plans to pursue the divestiture of certain non-core assets to strengthen our focus on our high-performing Medicare Advantage business; (v) our financial guidance for 2023; (vi) our plans to implement the reverse stock split; (vii) our belief that we have sufficient total liquidity and are well positioned to fund our strategic plan; (viii) our belief that Cano Health is uniquely positioned to capture share of a $1.7 trillion total addressable market; (ix) our belief that we are meaningfully undervalued and poised to accelerate results in coming quarters to close the gap between our embedded value versus market value and deliver approximately 100%+ of stockholder value; and (x) based on the historic performance of our more established medical centers, our plans to unlock substantial embedded profitability as our medical centers continue to mature and our belief that our prior investments in de novo medical centers yield significant embedded opportunity and that the maturation of de novo and existing medical centers presents a significant Adjusted EBITDA opportunity over time. These forward-looking statements are based on information available to us at the time of this presentation and our current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. It is uncertain whether any of the events anticipated by our forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in our forward-looking statements include, among others, changes in market or industry conditions, changes in the regulatory environment, competitive conditions, and/or consumer receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; our ability to attract and retain members of management and our Board of Directors; and/or our ability to recruit and retain qualified team members and independent physicians. 2

Disclaimer (cont.) FORWARD-LOOKING STATEMENTS (cont.): Actual results may also differ materially from such forward-looking statements for a number of other reasons, including those set forth in our filings with the SEC, including, without limitation, the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 7, 2023 (the “2022 Form 10-K”), as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or expect to file with the SEC during 2023 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.investors.canohealth.com/ir-home), as well as reasons including, without limitation, delays or difficulties in, and/or unexpected or less than anticipated results from our efforts to: (i) improve our cost structure, improve our operating cash flow, simplify and optimize our business model, optimize our management and governance, improve and accelerate our earnings trajectory, achieve long-term sustainable growth and profitability, build long-term value and/or achieve our revenue and/or Adjusted EBITDA CAGR targets and/or long-term margin target, such as due to higher interest rates, higher than expected costs and/or greater than anticipated competitive factors; (ii) capture additional market share, such as due to higher than expected competition for our patients services; (iii) achieve free cash flow and/or reduce our long-term debt and leverage ratios, whether due to unexpected demands on our cash resources and/or lower than expected revenues; (iv) evaluate and/or consummate any asset dispositions, such as due to tightness in the credit markets and/or M&A markets; (v) achieve our financial guidance for 2023, such as due to a broad recessionary economic environment or less than anticipated utilization of our medical centers; (vi) our delays or other developments that may result in our not consummating the reverse stock split; (vii) less than anticipated liquidity; (viii) capture more share of the addressable market, such as due to greater than anticipated levels of competition or regulatory burdens; (ix) accelerate our results and deliver stockholder value, such as due to management distraction caused by the dissident directors; and/or (x) unlock substantial embedded profitability from our medical centers, such as due to lower than expected patient utilization rates and/or higher than expected operating costs and/or derive the significant embedded opportunities from our de novo medical centers, such as due to lower than expected patient utilization and/or higher than expected medical costs or other overhead costs. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our risk factor disclosure included in our filings with the SEC, including, without limitation, our 2022 Form 10-K. Investors should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties. Factors other than those listed above could also cause our results to differ materially from expected results. Forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation or duty to publicly update or revise any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this presentation. Additionally, the business and financial materials and any other statement or disclosure on or made available through our websites or other websites referenced herein shall not be incorporated by reference into this presentation. NON-GAAP FINANCIAL MEASURES: This presentation uses certain non-GAAP measures such as Adjusted EBITDA, whose most directly comparable GAAP measure is net loss. These non-GAAP measures are not substitutes for their most directly comparable GAAP measures. Such financial information may not have been audited, reviewed or verified by any independent accounting firm. The inclusion of such financial information in this Presentation or any related discussion should not be regarded as a representation or warranty by the Company or any of its Representatives as to the accuracy or completeness of such information’s portrayal of the Company’s financial condition or results of operations and should not be relied upon in the absence of reviewing the Company’s GAAP results, such as those presented in its Form 10-Ks and Form 10-Qs. The principal limitation of these non-GAAP financial measures is that they exclude certain expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income are excluded or included in determining these non-GAAP financial measures. We believe that these non-GAAP measures provide useful supplemental information in evaluating the performance of our business and provide greater understanding with respect to the results of our operations. We also believe that these non-GAAP financial measures facilitate company-to-company operating performance comparisons by backing out interest expense, taxes, amortization, depreciation, certain non-recurring charges unrelated to operating performance and certain other adjustments. The Company's management uses the non-GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non-GAAP financial measures provide an additional tool, when used in combination with GAAP measures, for our management and investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Management believes that the non- GAAP financial measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the non-GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Accordingly, the Company believes that the presentation of the non-GAAP measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The non-GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC. A reconciliation of the Company’s non-GAAP measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.” However, pursuant to the applicable exemption under Regulation G and Item 10(e)(1)(i)(B) of the SEC’s Regulation S-K, we have not reconciled our expectations as to Adjusted EBITDA for future periods to net loss, its most directly comparable GAAP measure because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of forward-looking GAAP net loss. You should review our financial statements filed with the SEC, and not rely on any single financial measure to evaluate our business. See the Appendix for further information on the definition of Adjusted EBITDA and reconciliations to its most directly comparable GAAP measures. 3

Table of Contents Executive Summary 5 Cano Health’s Strong Foundation and Tremendous Opportunity 8 Our Board and Management Team is Taking Immediate Action to Realize the 12 Embedded Value of Our Model Our Experienced and Independent Board is Committed to Strengthening Governance 21 Practices Former Directors Misleading and Disruptive Campaign to Pursue A Short-Term, Self- 28 Serving Agenda Key Stockholder Takeaways 33 37 Appendix 4

Executive Summary 5

Highly Experienced Board and Management Team with a Clear Strategy to Create Value for All Stockholders

Strong Foundation for Value Creation	✓ **Established scale and profitability:** Cano Health cares for ~389K members across 9 states and Puerto Rico; Five consecutive quarters of positive Adjusted EBITDA[1] ✓ **Leading clinical outcomes:** Cano Health's members are less likely to be admitted to the hospital relative to fee for service models; admissions per thousand members ~7% lower in 2022 vs. 2021 ✓ **Massive market opportunity**: With an aging U.S. population increasingly recognizing the benefits of value-based care, Cano Health is uniquely positioned to capture share of a $1.7 trillion total addressable market
Clear Path to Sustainable Profitability	✓ **Medicare Advantage Focused Platform:** Prioritizing operating focus on core Medicare Advantage medical centers which have the best earnings trajectory, returns on investment, and long-term opportunity ✓ **Embedded medical center profitability:** Ability to unlock meaningful profitability and double member capacity, without growing medical center footprint ✓ **Decisive actions to enhance operations**: Driving improved productivity and higher operating cash flow by streamlining the organization, consolidating medical centers, and renegotiating agreements
Experienced and Independent Board Committed to Taking Necessary Action	✓ **Proven track record:** Dr. Muney and Ms. Rivera have the right skillset, including broad healthcare and corporate experience, and a demonstrated track record of driving stockholder value and, along with our continuing directors, are overseeing a clear strategy to drive value creation for *all* stockholders ✓ **Commitment to strengthening governance:** Our diverse and highly-qualified Board is committed to strengthening governance practices; separated roles of Chairman / CEO; hired Fred Green as Interim Chief Legal Officer

CanoHealth

Source: Company materials

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation table in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure

6

Former Directors’ Disruptive and Misleading Campaign Intended Only to Serve Their Own Short-Term Interests û While the Board and management continue working diligently to improve performance, the former directors have publicly stated their singular objective is to dismantle Cano Health’s platform and sell it No Plan for Long-Term for parts Value Creation û Agitating to sell our attractively positioned Company while the stock price is undervalued at the expense of a genuine and achievable plan for long-term value creation is not in the best interests of all stockholders û Former directors are spreading false and misleading claims and selectively pointing to past decisions that they themselves architected, advocated and approved, including: Intentionally Distorting û Governance: Played a key role in the creation of the public Company’s by-laws they are now claiming are the Facts anti-stockholder û Capital Allocation: The ~$900M acquisitions of University Healthcare and Doctors Medical Center as well as Cano Health's expansion outside of Florida were supported and promoted by former directors in 2021 û Rather than work constructively with the Board to realize the full potential of the business, the former Quit to Become Activist directors, who understand timing requirements for director nominations, resigned to conduct a highly Agitators For Their disruptive campaign at a pivotal moment in the Company’s trajectory Personal Agenda û They took these destructive actions all while claiming not to be “activist investors” who run public proxy contests and shortly thereafter announced a public proxy campaign 7

Cano Health’s Strong Foundation and Tremendous Opportunity 8

Cano Health is Pursuing a Mission to Transform Healthcare to Deliver Better Outcomes at Lower Cost + + Industry-leading independent Technology-driven Patient-focused medical centers primary care provider company population heath management adapted to the local community We are a high-touch, tech- Disease Management enabled, population health QUALITY management company with a Preventive Screenings powerful combination of Care Coordination medical centers and services making healthcare more WELLNESS ACCESS accessible and affordable Classes Transportation Physiotherapy 24/7 Urgency Line Cano Life Cano@Home/Telehealth 9

We Provide a Critical Service for Underserved Populations… Growing membership base… .. serving a critical and underserved population (in thousands) 389K Other ~56% ~73 Medicare Advantage (MA) Members 67K MA penetration in Cano Average age (2) ACO REACH Health’s top 25 target markets of MA members 310K 39K 140K 227K 8K ~87% ~43% 140K Members with 1 or more (2) Dual-Eligible Members 118K chronic conditions 106K 181K 75K 130K 42K 101K 25K ~30% ~13% 31K 17K 31K Patient visits assisted with Patient visits seeking 10K 8K transportation services wellness programs (1) 2018 2019 2020 2021 2022 Current (1) Current membership as of March 31, 2023 (2) Includes MA population from staff model and affiliate centers 10

… with Demonstrable Positive Clinical Outcomes (1) (2) (3) Fewer Hospital Admissions Reduced ER Visits Lower Mortality Rate (ER visits per 1,000) (Mortality per 1,000) (Hospital admissions per 1,000) 68 (25%) 757 (69%) 267 34 (60%) 1,096 57 199 23 339 2021 Medicare FFS 2021 Medicare FFS 2021 Medicare FFS Benchmark Benchmark Benchmark Source: 2021 Medicare Fee-for-Service (FFS) Benchmarks were based on Avalere Health’s analysis of Medicare FFS claims data for calendar year 2021 access through a Research Data Use Agreement with the Centers for Medicare and Medicaid Services (CMS). The benchmarks are weighted to mirror Cano Health’s mix of Non-Dual/Dual Medicare Advantage members. (1) Based on Cano Health’s average hospital admissions per thousand MA medical center and affiliate model members in 2021, compared to the 2021 Medicare FFS Benchmark (2) Based on Cano Health’s average ER visits per thousand MA medical center and affiliate model members in 2021, compared to the 2021 Medicare FFS Benchmark (3) Based on Cano Health’s MA medical center member mortality rate per thousand MA members in 2021, as compared to the 2021 Medicare FFS Benchmark 11

Our Board and Management Team is Taking Immediate Action to Realize the Embedded Value of Our Model 12

Despite Scale, Efficiency and Profitability, We Trade Below Peers; There is Tremendous Potential to Unlock Stockholder Value

Total Medicare Members

(in thousands)



207K
177K
103K
40K
CanoHealth(1)
Oak St. Health(2)
P3 Health Partners
one medical(2)

Cash Burn[3] per Net New Member

($ in thousands)



Profitable:
$2.4
$3.1
$4.0
$5.7
CanoHealth
one medical
P3 Health Partners
Oak St. Health

EV / NTM Revenue



3.0x
1.3x
1.0x
0.5x
Oak St. Health
P3 Health Partners
one medical
CanoHealth

Cano Health is meaningfully undervalued and poised to accelerate results in coming quarters to close the gap between our embedded value vs. market value and deliver ~100%+ of stockholder value

Source: FactSet as of 05/25/23, public filings, and Wall Street research

Note: EV / NTM revenue shown prior to acquisition rumors as of 12/09/23 and 07/01/22 for OSH and ONEM, respectively

(1) Includes 67K members enrolled in ACO REACH

(2) Includes members enrolled in ACO REACH

(3) Cash burn per net new member calculated as 2022 net cash used in operating activities, PP&E, and M&A spend, divided by total net new member growth in 2022, respectively; cash burn per net new capitated Medicare (MA at-risk, ACO REACH) member is $3,767 for Cano Health, $4,005 for P3 and $9,094 for Oak Street Health – due to business focus, analysis not applicable to One Medical

CanoHealth

13

We Are Focused On Executing a Clear Action Plan to Capitalize on this Opportunity – Now is Not the Time for Disruption ▪ Prioritizing differentiated MA-focused medical centers and accelerating growth from capital-light models Sharpening our focus on 1 Medicare Advantage (“MA”)▪ Conducting a process to divest certain non-core assets ▪ Prior investments in De Novo Medical Centers yield significant embedded opportunity: leveraging scale and density in local markets, particularly in Medicare Advantage-focused medical centers Unlocking embedded 2 medical center profitability ▪ Utilize existing medical center capacity and grow Medicare Advantage membership in 2023, while consolidating medical centers – reflecting quality of investments, strong patient relationships, and low patient acquisition costs ▪ Consolidating medical centers, prioritizing high-performing affiliate contracts, and standardizing payor agreements 3 Streamlining operations ▪ Evaluating all avenues to optimize platform for sustainable margins ▪ Increased operating cash flow YoY even with investments in 2021 and 2022 de novo centers; five consecutive quarters of positive Adj. EBITDA while continuing to grow top-line Strengthening cash flow 4 ▪ Sufficient total liquidity, with further enhancements from non-core asset sale proceeds Optimizing our management ▪ Continued review to streamline organization, and enhance management and governance, guided by overarching 5 and governance commitment to compliance, efficiency and productivity 14

1 We are Highly Focused on Our Well-Diversified Care Delivery Model in Core Markets and Lines of Business…


FL

Florida Market

Medical centers	125
Total members (ex. ACO REACH)	~299K
MA members	~122K
2023 Adj. EBITDA (incl. ACO REACH & corporate expenses)[1]	~$115M to ~$125M


NV
CA
NM
TX
IL
PR

Non-Florida Markets

Medical centers	45
Total members (ex. ACO REACH)	~22K
MA members	~18K
2023 Adj. EBITDA (excl. corporate expenses)[2]	~($40M)

Cano Health benefits from a growing and profitable Florida market, with a path to unlock tremendous embedded value in the high-growth non-Florida markets

CanoHealth

Note: Medical centers and membership as of March 31, 2023; ACO REACH program has membership in Florida and non-Florida markets

(1) Florida market performance expected for 2023 includes staff and affiliate operations, ACO REACH, and corporate overhead expenses

(2) Non-Florida market performance expected for 2023 represents operations in Texas, Nevada, Illinois, California, New Mexico, and Puerto Rico; the midpoint of Adjusted EBITDA guidance of ($40M) for non-Florida market performance is unchanged from the guidance provided on the Company's 4Q22 earnings call, on March 1, 2023

15

2 …With a Path to Unlock Embedded Medical Center Profitability Through Significant Adj. EBITDA Potential from Existing De Novos Prior investments in de novo medical centers yield (1) Adj. EBITDA Outlook by De Novo Medical Center Vintage significant embedded opportunity: ($ in millions) • Leveraging scale and density in local markets, particularly in Medicare Advantage- $3.8 focused medical centers 4 • Expanding utilization of existing capacity in $2.0 newer de novos to improve center-level economics $0.1 • Significant inflection point in average member growth and profitability occurring ($0.3) ($0.9) from year 1 to year 3 Year 0 Year 1 Year 2 Year 3 Year 4+ Vintage age Other Considerations (2) Year 0 1 2 3 4+ • De novo performance in years 1 and 2 is De Novos 24 19 9 4 4 supplemented by contributions from Avg. Age (months) 5 15 28 41 74 acquired medical centers (3) Avg. MA Members ~70 ~170 ~480 ~1,020 ~1,220 • Approximately 7 exam rooms per de novo clinic Maturation of de novo and existing medical centers presents a significant Adj. EBITDA opportunity over time (1) Expected Adjusted EBITDA trajectory as a function of medical center vintage excludes corporate and regional overhead, interest expense, depreciation & amortization, taxes and the impact of MSP Recovery. Analysis is based on 60 de novo medical centers and excludes any de novos centers that were closed (2) Year 0 represents the year in which the medical center opens (3) Average MA membership is calculated using the weighted average annual Medicare Advantage member months per de novo 16 Average Adj. EBITDA

3 Taking Decisive Action to Optimize Operations, Improve Productivity and Enhance Our Cost Structure Consolidation Prioritization Simplification ▪ Certain Medical centers and payor ▪ High-performing MSO contracts ▪ Reducing the types of payor contracts where appropriate to and affiliates, resulting in targeted agreements to reduce enhance clarity and focus and drive trimming of underperforming administrative costs medical cost ratio improvement contracts and certain affiliate members ▪ Modifying contracts to align the ▪ High performing network ▪ Administrative functions following inherent economics of those specialists, resulting in contract the recent appointment of Mark partnerships to the clinical value we renegotiations and standardized Kent as Chief Strategy Officer, are providing preferred networks enabling us to increase internal coordination across essential areas▪ Targeting $70 million in annual SG&A cost reductions for 2023 via newly-aligned growth plans, tighter spending controls, and negotiations with vendors 17

4 Well Positioned to Fund our Strategic Plan and Laser-Focused on Achieving Higher Operating Cash Flows Raised necessary capital: Secured $150 million senior secured term loan from investors including Diameter Capital Partners and Rubicon Founders. Maintaining solid liquidity: At the end of this year’s first quarter, we maintained total liquidity of approximately $152 million – our revolver is undrawn and we have $32 million in cash on hand. As a result, we believe that we are well positioned to fund our strategic plan moving forward. Accelerating path to positive operating cash flow: Operating cash flow is improving as medical centers mature and through increased use of capital light models. In Q1 2023, operating cash flow improved year- over-year, even as we invested in the growth of 43 new medical centers that were brought online in 2021 and 2022. 18

5 Strengthening our Team to Ensure the Right People, with the Right Expertise, are in the Right Roles Appointed Mark Kent to new Chief Strategy Officer role Responsible for developing strategy, spearheading operational initiatives, and consolidating oversight of key administrative supporting functions, including contracting, billing and coding, credentialing, payor relations, and information technology (IT) that previously reported to other positions, which will not be replaced Appointment has already enabled us to consolidate functions and increase internal cooperation among essential areas Appointed Frederick Green as Interim Chief Legal Officer Mr. Green will work closely with the Company’s Board and management team to implement and maintain best-in- class corporate governance practices, support execution of the Company’s shareholder value creation strategy, and identify a permanent successor for his position 19

The Company Continues to Follow its Stated Strategy of Profitable and Efficient Growth

2022 Highlights

Total Revenue: $2,739M *(+70% y-y)*

Reflects continued membership growth and operational expansion

Total Membership: 310K *(+36% y-y)*

Medicare capitated membership 180K, +42% y-y

Adj. EBITDA[1]: $74M *(vs. ($13M) prior year)*

Reflects significant growth, a lower medical cost ratio[2], and favorable operating leverage compared to full year 2021

Net Loss: ($428M)

Includes non-cash goodwill impairment of ($323M)

Excluding Medicare ACO REACH[3], 2022 MCR was 75.1%

Q1 2023 Highlights

Total Revenue: $867M *(+23% y-y)*

Reflects continued growth in ACO REACH and Medicare Advantage

Total Membership: 389K *(+44% y-y)*

Medicare capitated membership 207K, +29% y-y

Adj. EBITDA[1]: $5M *(vs. $29M prior year)*

Adj. EBITDA declined primarily driven by a higher medical cost ratio[2] and higher operating expenses attributable to newer medical centers

Net Loss: ($61M)

Excluding Medicare ACO REACH[3], 1Q23 MCR was 79.6%

2023E Highlights & Guidance

Raised Full Year 2023 outlook for membership and total revenue

Maintained outlook for Adj. EBITDA, in the range of $75M to $85M

Total membership: 390K to 400K *(an increase of ~3%)*

Total revenue: $3.25B to $3.35B *(an increase of ~3%)*

Medical cost ratio[2]: 81.0% to 82.0% *(unchanged)*

Adj. EBITDA[1]: $75M to $85M *(unchanged)*

CanoHealth

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation table in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure
(2) Medical Cost Ratio (MCR) = Third-party Medical Costs / Capitated Revenue
(3) Medicare ACO Realizing Equity, Access, and Community Health (ACO REACH)

20

Our Experienced and Independent Board is Committed to Strengthening Governance Practices 21

We Continue to Improve Our Monitoring and Controls, Consistent With What is Expected of a Public Company ▪ During the period overseen by former directors, the Company has implemented appropriate compliance and monitoring policies common to public companies of similar size and phase of development. Nonetheless, we recognize more work needs to be done ▪ As a family-owned business at the outset, family relationships contributed to Cano Health’s rapid development during its initial growth phase ▪ The current Board and management team are and have been working to make the necessary improvements – including the recent separation of Chairman and CEO positions, and a review and enhancement of certain company policies and procedures 22

Our Board is Committed to Strengthening Governance Practices Board Average director (1) Separate Chairman and CEO roles independence tenure <2 years 1 No stockholder rights plan in place 83% ~2 yrs. Annual Board and committee self-evaluations 5 No hedging of company securities 6 Board executive sessions without management Board gender Board ethnic Fully independent Audit, Compensation and Nominating and diversity diversity Corporate Governance committees 1 Code of Business Conduct and Ethics for Directors and employees Female 2 Board and committee risk oversight 33% 83% 4 Stock ownership guidelines for directors and NEOs 5 Male Source: Public filings (1) Does not include board tenure when Cano Health was private 23

Dr. Muney and Ms. Rivera Have the Right Skillset and a Demonstrated Track Record of Driving Stockholder Value…



Dr. Alan Muney

Independent director since: June 2021 IPO
Board committees: Audit, Compensation (Chair)
Relevant areas of expertise:

- Decades of experience as a physician, a medical operations leader, and a healthcare business executive
- Track record of successfully implementing innovative solutions to optimize delivery of quality care with lower costs, at scale
- Provides important and unique insight to the Board on the Company's operations, quality of care, payor relationships, and growth and profitability strategy

Company	Role(s)	TSR vs. S&P 500
The Cigna Group	*Chief Medical Officer (2011 – 2018)*	189% ✓
Oxford Health Plans	*Chief Medical Officer (1998 – 2004[1])*	224% ✓



Kim M. Rivera

Independent director since: June 2021 IPO
Board committees: Audit, Nominating and Corporate Governance (Chair)
Relevant areas of expertise:

- Leadership experience at multiple Fortune 500 companies in the healthcare and technology sectors
- Broad legal acumen and knowledge of strategic planning processes, management of the legal function of a complex, regulated company, corporate governance, and compliance

Company	Role(s)	TSR vs. S&P 500
Thomson Reuters	*Independent Director (2019 – present)*	57%[2] ✓
hp	*Chief Legal Officer / GC / Special Advisor to CEO (2015 – 2021)*	76% ✓
DaVita	*Chief Legal Officer / GC / Corporate Secretary (2010 – 2015)*	53% ✓

Source: FactSet, public filings, BoardEx
Note: Includes selected experience at public companies where Dr. Muney and Ms. Rivera were in senior executive or board director positions
(1) Oxford was acquired by United Healthcare in 2004; Dr. Muney stayed on as Chief Medical Officer of the Northeast region until 2008
(2) Calculated through 05/23/23

CanoHealth
24

… and, Along with Our Continuing Directors, are Overseeing a Clear Strategy to Drive Value Creation for All Stockholders (1) (1) Independent director since: 2021 Director since: 2021 Board committees: Compensation, Nominating and Corporate Board committees: n/a Governance Relevant areas of expertise: Relevant areas of expertise: ▪ Uniquely valuable track record of leadership in building Cano ▪ Strong 40-year track record of executive and board-level Health into a pioneering value-based care provider leadership at some of the world’s leading companies ▪ Plays a critical role in leading the Company’s operations, Solomon D. Trujillo Dr. Marlow Hernandez ▪ Significant insight in critical disciplines, including innovation, relationships with stockholders, strategic planning, and (Independent Chairman) (Chief Executive Officer) transformation, operational excellence, finance and investor financial management relations, strategic planning, and corporate governance ▪ Provides critical insight to the Board in guiding the Company’s ▪ Active leadership within the Latino community provides strategic growth action plan and path to accelerated cash flow valuable insight related to marketing and growth strategy positivity within Cano Health’s core demographics Independent director since: 2021 Independent director since: 2021 Board committees: Audit, Nominating and Corporate Governance Board committees: Audit (Chair), Compensation Relevant areas of expertise: Relevant areas of expertise: ▪ Deep technical expertise in digital technologies, information ▪ Strong financial acumen, investment expertise, risk technology, cybersecurity, privacy, and compliance management experience, and operational experience ▪ Experience as a senior technology executive at Fortune 500 ▪ Valuable investor-oriented and returns-focused perspective, as Jacqueline Guichelaar Angel Morales and multinational companies, bringing valuable skills and well as a deep understanding of Cano Health’s markets, perspectives relating to growth and technology strategies business dynamics, and financial management Source: Public filings (1) Does not include board tenure when Cano Health was private 25

Our Compensation Structure Aligns Stockholder Interests What we do What we don’t do ✓ Pay for performance by providing a significant percentage of x No automatic or guaranteed annual salary increases or target annual compensation in the form of variable, at-risk annual cash incentive payments compensation x No automatic “single-trigger” acceleration of equity awards ✓ Pre-established performance goals that are aligned with upon a change of control creation of stockholder value ✓ Market comparison of executive compensation against a x No option repricing, backdating, or spring-loading relevant peer group of companies ✓ Maintain stock ownership guidelines to encourage equity x No excessive perquisites to our named executive officers ownership by our executive officers and non-employee directors ✓ Use of an independent compensation consultant reporting to x No supplemental executive retirement plans the Compensation Committee and providing no other services to the Company x No excise tax gross-ups ✓ Annual say-on-pay vote Source: Public filings 26

Our Compensation Structure Aligns Stockholder Interests (cont'd)

CEO 2022 target pay mix



Salary
11%
AIP
5%
Stock
options
17%
Performance-
adjusted RSUs
67%
At-risk
compensation:
89%
LTIP:
84%

Annual incentive plan (AIP)

- Cash-based program designed to drive the achievement of critical annual financial and strategic goals based on pre-set targets
  - Revenue (42.5% weighting)
  - Adjusted EBITDA (42.5% weighting)
  - Net Promoter Score, Healthcare Effectiveness Data and Information Set and Total Medical Loss Ratio (15.0% weighting)
  - Individual modifier – to recognize individual contribution / personal impact (+/- 20%)

Long-term incentive plan (LTIP)

- Equity-based program designed to align NEO's interests with those of stockholders and consisting of:
  - Performance-adjusted RSUs (80%) and time-based stock options (20%)
- Performance-adjusted RSUs are linked to pre-set financial goals, including revenue (50% weighting) and Adjusted EBITDA (50% weighting), and are adjusted for TSR performance relative to peers
- Performance-adjusted RSUs and time-based stock options vest annually over 2-year and 4-year periods, respectively

2022 AIP payout

Formulaic outcome was 48.1% of target; however, after holistically considering Cano's overall performance, as well as the Company's initiative to conserve cash, the Compensation Committee exercised its discretion and determined not to pay any cash bonuses to its NEOs for 2022

+

2022 LTIP payout ($ in '000s)



Target LTIP value
Awarded LTIP value
$2,700
$960
$962
$342
$546
$194
$724
$290
$543
$193
Hernandez
Koppy
Camerlinck
Aguilar
Armstrong

Robust, pre-set financial and strategic goals have ensured pay for performance alignment

CanoHealth

Source: Public filings

27

Former Directors Misleading and Disruptive Campaign to Pursue A Short-Term, Self-Serving Agenda 28

The Former Directors Have Failed to Present Any Actionable Ideas to Create Long-Term Stockholder Value In stark contrast, they have consistently made clear their sole objective is to dismantle Cano Health and sell it for parts: Elliot Cooperstone’s resignation letter (March 30, 2023): “I have previously urged my fellow directors to proactively consider all strategic opportunities to create stockholder value—in particular, through the immediate sale of non-core assets, while renewing its focus on the Company’s high performing business in Florida to enable a near term “Holdco” sale of what would be a highly profitable and attractive company. Former Director Group Letter to Stockholders (April 10, 2023): We believe the Company needs to immediately begin the process of selling all non-core businesses in an orderly manner. We are confident that an objective and unbiased Board would quickly see the merit in re-focusing Cano’s strategy on the high-potential Florida market, which we have noted can likely drive strong growth with attractive margins. This should be accompanied by an assessment of all strategic alternatives available, including a subsequent complete sale of the Company under the supervision of a more experienced and qualified Board. Our group can support the Company’s efforts to explore all potential strategic opportunities based on our significant transaction experience and relationships. Former Director Group Letter to Stockholders (May 11, 2023): In our view, the Company’s recently announced intention to explore sales of certain non-core assets misses the point. We made it clear that a sale of all non-core assets was in stockholders’ best interests and that Cano must focus on its core Florida market. Given the clear gap between embedded and current market value, how is an overly simplistic geographic assessment of core assets and near-term sale of the Company in the best interest of all stockholders? 29

The Former Directors Selectively Criticize Decisions They Themselves Architected, Supported, and Approved



2009
Cano Health was founded by Dr. Marlow Hernandez
2016
Elliot Cooperstone joins Board of Directors as Chairman(1), following InTandem investment
2018
Dr. Lew Gold joins Board of Directors
Cano expands into Puerto Rico
2020
Cano Health announces merger with Barry Sternlicht's SPAC JAWS Acquisition Corp.
Cano Health expands into Nevada and Texas
Public company by-laws developed
2021
On June 3rd, Jacqueline Guichelaar, Angel Morales, Kim Rivera, and Dr. Alan Muney join Board upon closing of SPAC transaction
June 14, 2021: Cano announces acquisition of University Healthcare for $600M
July 6, 2021: Cano announces acquisition of Doctor's Medical Center for $300M
2023
Former directors formally announce resignation

It's important to ask yourself who had influence in strategic and governance decisions, the Chairman of the private Company Board and SPAC sponsor…or newly-appointed independent directors?

CanoHealth

(1) Elliot Cooperstone remained Chairman of the Board, until closing of SPAC transaction, on June 3, 2021

30

Former Directors’ Claims Are False and Misleading (1/2) Patently False Claims The FACTS ✓ We tried long and hard to come to a constructive agreement with the now dissident former directors; x The Group was left with no choice other than to resign and start they simply refused to accept the considered majority decisions of the Board advocating for the best interests of all stockholders from outside ✓ After continually lurching from one flawed idea to the next – and ultimately being met with pushback the boardroom by the rest of the Board – they quit rather than working constructively with us x The Group has brought a lawsuit – for the benefit of all ✓ The former directors, who were fully aware of the timing requirements for director nominations, did stockholders – to compel the Board to reverse course by reopening not nominate directors in a timely fashion, chose to resign, and are now pursuing a highly disruptive the nomination window campaign at a time when the Company needs stability and focus ✓ Sol Trujillo brings expertise and skills developed over a 40-year track record of executive and board- x Sol Trujillo’s appointment as “Independent” Chairman is another level leadership at some of the world’s leading companies clear attempt to entrench the current Board and insulate Dr. ✓ His experience shaping strategy and advancing organizational objectives contributes to critical Hernandez from much-needed accountability disciplines including innovation, transformation, operational excellence, finance and IR, strategic planning and corporate governance x Dr. Hernandez pushed through ill-conceived business actions and ✓ All strategic and governance decisions that were taken by our Board since the de-SPAC came after full acquisitions by leveraging his personal influence and providing Board deliberation (including the former directors) and were the result of unanimous Board support, incomplete and inaccurate information, as well as flawed including from each of the former directors projections 31

Former Directors’ Claims Are False and Misleading (2/2) Patently False Claims The FACTS ✓ Since entering the public market, Cano has outperformed competitors across key operating metrics x Board and management have presided over sustained stockholder ✓ The former directors have purposely selected a misleading period to measure TSR, especially given our value destruction and underperformance brief lifespan as a publicly traded company and the volatility in the capital markets activity since Cano Health entered the public markets ✓ Delivered another quarter of strong growth as well as fifth consecutive quarter of positive Adjusted EBITDA, enabling us to raise FY revenue and membership guidance and maintain FY Adjusted EBITDA x Reported another quarter of disappointing results – including poor guidance EBITDA – that reinforce Dr. Hernandez is pursuing a failed strategy ✓ Market clearly recognized strong performance as share price increased more than 25% the day following the earnings report ✓ Cano Health’s compensation structure clearly aligns stockholder interests x Filed a proxy statement that includes unjustifiable equity awards for ✓ Reverse stock split proposal clearly serves the best interests of all stockholders by ensuring the insiders and a flawed reverse stock split proposal that could Company maintains compliance with the minimum stock price requirement for continued listing on materially dilute stockholders the New York Stock Exchange, among other factors related to its recent trading activity ✓ In February 2023, Cano successfully closed a new $150M senior secured term loan; As of March 31, 2023, the revolver is undrawn, and the Company has $32M in cash on hand x Disclosed an alarmingly meager cash balance that reinforces the ✓ Additionally, Cano has successfully pruned non-strategic initiatives and announced cost savings current Board’s poor supervision and Dr. Hernandez’s failures from initiatives, while the former directors engage in a costly and unnecessary campaign a capital allocation perspective ✓ On strategy, the Company is focused on maximizing the operations of its high-performing MA-focused medical centers and evaluating select assets dispositions to improve operating cash flow and deploy capital into high return initiatives 32

Key Stockholder Takeaways 33

Highly Experienced Board and Management Team with a Clear Strategy to Create Value for All Stockholders

Strong Foundation for Value Creation

- ✓ **Established scale and profitability:** Cano Health cares for ~389K members across 9 states and Puerto Rico; Five consecutive quarters of positive Adjusted EBITDA[1]
- ✓ **Leading clinical outcomes:** Cano Health's members are less likely to be admitted to the hospital relative to fee for service models; admissions per thousand members ~7% lower in 2022 vs. 2021
- ✓ **Massive market opportunity**: With an aging U.S. population increasingly recognizing the benefits of value-based care, Cano Health is uniquely positioned to capture share of a $1.7 trillion total addressable market

Clear Path to Sustainable Profitability

- ✓ **Medicare Advantage Focused Platform:** Prioritizing operating focus on core Medicare Advantage medical centers which have the best earnings trajectory, returns on investment, and long-term opportunity
- ✓ **Embedded medical center profitability:** Ability to unlock meaningful profitability and double member capacity, without growing medical center footprint
- ✓ **Decisive actions to enhance operations**: Driving improved productivity and higher operating cash flow by streamlining the organization, consolidating medical centers, and renegotiating agreements

Experienced and Independent Board Committed to Taking Necessary Action

- ✓ **Proven track record:** Dr. Muney and Ms. Rivera have the right skillset, including broad healthcare and corporate experience, and a demonstrated track record of driving stockholder value and, along with our continuing directors, are overseeing a clear strategy to drive value creation for *all* stockholders
- ✓ **Commitment to strengthening governance:** Our diverse and highly-qualified Board is committed to strengthening governance practices; separated roles of Chairman / CEO; hired Fred Green as Interim Chief Legal Officer

CanoHealth

Source: Company materials

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation table in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure

34

Former Directors’ Disruptive and Misleading Campaign Intended Only to Serve Their Own Short-Term Interests û While the Board and management continue working diligently to improve performance, the former directors have publicly stated their singular objective is to dismantle Cano Health’s platform and sell it No Plan for Long-Term for parts Value Creation û Agitating to sell our attractively positioned company while the stock price is undervalued at the expense of a genuine and achievable plan for long-term value creation is not in the best interests of all stockholders û Former directors are spreading false and misleading claims and selectively pointing to past decisions that they themselves architected, advocated and approved, including: Intentionally Distorting û Governance: Played a key role in the creation of the public company’s by-laws they are now claiming are the Facts anti-stockholder û Capital Allocation: The ~$900M acquisitions of University Healthcare and Doctors Medical Center as well as Cano Health's expansion outside of Florida were supported and promoted in 2021 û Rather than work constructively with the Board to realize the full potential of the business, the former Quit to Become Activist directors, who understand timing requirements for director nominations, resigned to conduct a highly Agitators For Their disruptive campaign at a pivotal moment in the Company’s trajectory Personal Agenda û They took these destructive actions all while claiming not to be “activist investors” who run public proxy contests and shortly thereafter announced a public proxy campaign 35

We urge you to support your Board by voting the WHITE proxy card today “FOR” Cano Health nominees Dr. Alan Muney and Kim M. Rivera, to ensure our continued progress to drive value for all stockholders 36

Appendix 37

Geographic Footprint Cano Health Medical Centers State 2020 2021 2022 1Q23 Florida 64 101 123 125 Texas 4 11 16 13 Nevada 3 8 14 14 ~1,900 California -- 4 7 7 employed & affiliate Illinois -- 4 8 7 providers in 9 states + Puerto Rico New Mexico -- 2 3 3 Puerto Rico -- -- 1 1 Total 71 130 172 170 Medical Centers & Affiliates Affiliates only 2018 2019 2020 2021 2022 2023E Accelerated medical center consolidations in 1Q23 (1) States 1 2 4 9 10 10 Strategically focused on Florida and optimizing existing center capacity Medical Centers 19 35 71 130 172 170 Members 25K 42K 106K 227K 310K 390K-400K (1) Includes Puerto Rico from 2019 onward Note: Number of expected medical centers in 2023 is an estimate based on management’s internal projections, and is subject to change 38

Guidance for Full Year 2023

	FY 2023 As of May 9, 2023	FY 2023 As of March 1, 2023
Total Membership	390,000 - 400,000	375,000 - 385,000
Total Revenues	$3.25B - $3.35B	$3.10B - $3.25B
Medical Cost Ratio (MCR) (1)	81% - 82%	81% - 82%
Adjusted EBITDA(2)(3)	$75M - $85M	$75M - $85M
Total Medical Centers	170	177

Raising 2023 guidance range for membership and total revenue, while maintaining the outlook for MCR and Adjusted EBITDA

2023 MCR is unchanged but with bias towards the upper half of the current range, due to higher utilization and unfavorable prior years development exhibited in 1Q23

Additional guidance for full year 2023:

- Interest expense: ~$100 million
  - Includes non-cash interest of ~$19 million
- Stock-based compensation expense: ~$50 million
- Capital expenditures: ~$15 million

(1) Medical Cost Ratio = Third Party Medical Costs / Capitated Revenue
(2) Adjusted EBITDA is a non-GAAP financial measure. For periods beginning January 1, 2023, the Company has modified its definition of Adjusted EBITDA. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and the reconciliation tables in the appendix for definitions and a reconciliation of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.
(3) The Company has not reconciled its expectations as to non-GAAP measures in future periods to their most directly comparable GAAP measure because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company's control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of the most comparable GAAP measure.

CanoHealth

39

Membership Mix and PMPM: 1Q22 – 1Q23 Members 1Q22 2Q22 3Q22 4Q22 1Q23 119,105 123,768 128,731 140,353 140,366 Medicare Advantage Medicare ACO REACH 41,201 40,179 39,615 39,183 67,054 Total Medicare 160,306 163,947 168,346 179,536 207,420 Medicaid 67,982 70,254 73,865 76,717 81,509 ACA 41,045 47,324 52,385 53,337 99,738 269,333 281,525 294,596 309,590 388,667 Total Members % Total 1Q22 2Q22 3Q22 4Q22 1Q23 Medicare Advantage 45% 44% 44% 45% 36% Medicare ACO REACH 15% 14% 13% 13% 17% Total Medicare 60% 58% 57% 58% 53% 25% 25% 25% 25% 21% Medicaid ACA 15% 17% 18% 17% 26% 100% 100% 100% 100% 100% Total Members Revenue PMPM 1Q22 2Q22 3Q22 4Q22 1Q23 Medicare Advantage $1,249 $1,196 $1,127 $1,084 $1,180 Medicare ACO REACH 1,379 1,362 1,215 1,374 1,489 Total Medicare 1,283 1,238 1,148 1,150 1,281 257 223 191 213 183 Medicaid ACA 58 48 40 36 11 Total $839 $787 $718 $718 $734 Note: Differences in the included tables are due to rounding and are not significant. 40

Membership Medical Centers and Affiliates: 1Q22 – 1Q23 Members 1Q22 2Q22 3Q22 4Q22 1Q23 Medicare Advantage 65,579 68,760 70,744 76,717 78,015 (1) Medicare ACO REACH 5,133 4,981 4,833 4,689 3,725 Medicaid 65,769 67,887 71,505 74,272 79,021 ACA 40,921 47,324 52,385 53,337 99,738 Total Medical Center 177,402 188,952 199,467 209,015 260,461 Medicare Advantage 53,526 55,008 57,987 63,636 62,351 (1) Medicare ACO REACH 36,068 35,198 34,782 34,494 63,329 Medicaid 2,337 2,367 2,360 2,445 2,488 Total Affiliate 91,931 92,573 95,129 100,575 128,168 Total Members 269,333 281,525 294,596 309,590 388,667 % of Total Members 1Q22 2Q22 3Q22 4Q22 1Q23 Medicare Advantage 24% 24% 24% 25% 20% Medicare ACO REACH 2% 2% 2% 2% 1% Medicaid 24% 24% 24% 24% 20% ACA 15% 17% 18% 17% 26% Total Medical Center 66% 67% 68% 68% 67% Medicare Advantage 20% 20% 20% 21% 16% Medicare ACO REACH 13% 13% 12% 11% 16% Medicaid 1% 1% 1% 1% 1% Total Affiliate 34% 33% 32% 32% 33% Total Members 100% 100% 100% 100% 100% (1) Medicare ACO REACH members within our medical centers and affiliates are approximate. Note: Differences in the included tables are due to rounding and are not significant. 41

Revenue Mix: 1Q22 – 1Q23 $ Millions 1Q22 2Q22 3Q22 4Q22 1Q23 Medicare Advantage 442.7 436.0 432.2 434.2 491.9 172.5 145.7 162.5 301.8 Medicare ACO REACH 166.6 Total Medicare 615.2 602.6 578.0 596.6 793.6 Medicaid 52.0 46.2 41.9 48.8 44.4 ACA 7.1 6.7 6.0 5.7 3.0 Total Capitated Revenue 674.4 625.9 651.2 841.1 655.5 Fee-for-Service and Other Revenue 30.0 33.9 39.1 29.2 25.8 Total Revenue 704.3 689.4 665.0 680.4 866.9 % Total 1Q22 2Q22 3Q22 4Q22 1Q23 Medicare Advantage 63% 63% 65% 64% 57% Medicare ACO REACH 25% 24% 22% 24% 35% Total Medicare 87% 87% 87% 88% 92% Medicaid 7% 7% 6% 7% 5% 1% 1% 1% 0% ACA 1% Total Capitated Revenue 96% 95% 94% 96% 97% Fee-for-Service and Other Revenue 4% 5% 6% 4% 3% Total Revenue 100% 100% 100% 100% 100% Note: Differences in the included tables are due to rounding and are not significant. 42

Financial Summary: 1Q22 – 1Q23 $ Millions 1Q22 2Q22 3Q22 4Q22 1Q23 Capitated Revenue 674.4 655.5 625.9 651.2 841.1 Fee-for-Service and Other Revenue 30.0 33.9 39.1 29.2 25.8 Total Revenue 704.4 689.4 665.0 680.4 866.9 535.8 541.3 489.6 495.7 708.3 Third-Party Medical Costs 60.7 52.6 63.9 77.7 68.4 Direct Patient Expense SG&A 96.6 106.2 111.8 107.8 96.5 (1) Adjusted EBITDA 29.2 9.9 18.2 16.3 5.0 YoY Change 1Q22 2Q22 3Q22 4Q22 1Q23 Capitated Revenue 158% 99% 32% 40% 25% Fee-for-Service and Other Revenue 127% 140% 56% 5% (14%) Total Revenue 156% 101% 33% 38% 23% 175% 86% 28% 37% 32% Third-Party Medical Costs Direct Patient Expense 77% 48% 27% 31% 13% SG&A 175% 125% 46% 16% 0% (1) 150% 142% 435% 433% (83%) Adjusted EBITDA (1) Adjusted EBITDA is a non-GAAP financial measure. At the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to de novo medical centers. Please refer to the “Disclaimer – Non-GAAP Financial Measures” and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure. (2) Note: Differences in the included tables are due to rounding and are not significant. 43

Margin Analysis: 1Q22 – 1Q23 % Total Revenue (except as noted) 1Q22 2Q22 3Q22 4Q22 1Q23 (1) Medical Cost Ratio 79.5% 82.6% 78.2% 76.1% 84.2% 8.6% 7.6% 9.6% 11.4% 7.9% Direct Patient Expense Ratio SG&A Ratio (excl. Stock Comp) 11.8% 12.8% 15.1% 14.1% 10.0% (2) Adjusted EBITDA Margin 4.1% 1.4% 2.7% 2.4% 0.6% YoY bp change 1Q22 2Q22 3Q22 4Q22 1Q23 (1) Medical Cost Ratio 482 (602) (228) (198) 472 (50) (58) (71) Direct Patient Expense Ratio (385) (276) SG&A Ratio (excl. Stock Comp) (97) 12 164 (184) (175) (2) Adjusted EBITDA Margin (10) 835 205 340 (357) (1) Medical Cost Ratio = Third-party Medical Costs / Capitated Revenue (2) Adjusted EBITDA is a non-GAAP financial measure. At the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to de novo medical centers. Please refer to the “Disclaimer – Non-GAAP Financial Measures” and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure. (3) Note: Differences in the included tables are due to rounding and are not significant. 44

Non-GAAP Financial Measures Reconciliation

	($ in millions)	1Q22	2Q22	3Q22	4Q22	1Q23
	Net income (loss)	**(0.1)**	**(14.6)**	**(112.0)**	**(301.7)**	**(60.6)**
	Interest expense, net	13.3	13.1	16.4	19.6	23.5
	Income tax expense (benefit)	1.0	0.8	(1.2)	1.5	0.0
	Depreciation and amortization expense	19.0	19.8	25.3	26.4	27.2
	EBITDA[(1)]	**33.3**	**19.2**	**(71.5)**	**(254.2)**	**(9.9)**
A	Stock-based compensation	13.8	17.8	11.0	12.1	9.4
	Goodwill impairment loss	0.0	0.0	0.0	323.0	0.0
B	Transaction costs	9.9	7.8	6.7	10.5	10.6
C	Restructuring and other	2.6	1.0	5.2	1.4	1.0
D	Change in fair value of contingent consideration	(4.7)	(5.8)	0.9	4.5	(4.1)
E	Loss on extinguishment of debt	1.4	0.0	0.0	0.0	0.0
F	Change in fair value of warrant liabilities	(27.2)	(30.2)	65.7	(81.2)	(2.0)
	Adjusted EBITDA [(1)(2)]	**29.2**	**9.9**	**18.2**	**16.3**	**5.0**

A Represents non-cash compensation charges

B Represents legal expenses, professional fees, and expenses directly related to staff needed to support acquisition activity

C Includes one-time legal, IT, severance and various other non-recurring items

D Represents the non-cash change in the value of contingent considerations related to acquired practices

E Represents costs related to amended or previously repaid debt

F Represents non-cash impact from change in warrant liabilities

(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. Other companies may define non-GAAP financial measures differently and, as a result, our non-GAAP financial measures may not be directly comparable to those of other companies.

(2) Adjusted EBITDA is a non-GAAP financial measure. At the beginning of 2023, the Company revised its definition of Adjusted EBITDA to no longer add back losses related to de novo medical centers. Please refer to the "Disclaimer – Non-GAAP Financial Measures" and reconciliation tables of Adjusted EBITDA to net loss, its most directly comparable GAAP measure.

(3) Note: Differences in the included tables are due to rounding and are not significant.

CanoHealth

45

Cano Health Total Hospital Admissions Average Monthly Hospital Admissions Per 1,000 240 231 219 230 220 210 200 190 172 180 170 160 150 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar 2022 2021 2023 Total Admissions Per 1,000 Source: Cano Health company data, as of May 8, 2023. Note: Prior period data adjusted for claims lag 46 Average Daily Total Admissions Per 1,000

Cano Health has Faced Valuation and Share Price Headwinds, Along with Other Value-Based Care Peers EV / NTM Revenue Multiples 10.0x (1) CANO Clinic Based Peers Other Select Peers S&P 500 9.0x 8.0x 7.0x 6.0x 5.0x 4.0x 3.0x 2.7x 2.0x 1.1x 1.0x 0.5x 0.2x 0.0x 06/03/21 08/14/21 10/25/21 01/05/22 03/18/22 05/29/22 08/09/22 10/20/22 12/31/22 03/13/23 05/25/23 Source: FactSet as of 05/25/23 Note: Clinic based peers include CMAX, PIII, OSH and ONEM; Other select peers include CLOV, BHG and BBLN (1) OSH and ONEM excluded from peer set post acquisition rumors of 12/09/23 and 07/01/22 respectively 47

48